Exhibit 99.4

PMGC Holdings (NASDAQ: ELAB) Acquires A&B Aerospace, Inc.

●	Precision machining and aerospace, defense manufacturing company contracted by long standing Tier 1 customers that include Boeing, Honeywell International Inc., and Moog Inc.*

●	AS9100D and ISO 9001:2015 certified

NEWPORT BEACH, CA, May 13, 2026 (GLOBE NEWSWIRE) – PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC” or the “Company”), a diversified holding company currently executing a targeted roll-up strategy in U.S.-based precision manufacturing companies, has acquired A&B Aerospace, Inc. (“A&B Aerospace” or “A&B”),

Founded in 1948, A&B Aerospace is a precision machining and aerospace manufacturing company specializing in high-tolerance parts and assemblies for the aerospace industry. Headquartered in Azusa, California, the company provides advanced CNC machining, honing, grinding, and precision deburring services, supporting a wide range of aerospace and defense applications. A&B Aerospace operates more than twenty modern CNC machines with full 5-axis machining capabilities and maintains AS9100 and ISO 9001 certifications. Known for its long-standing reputation for quality, reliability, and on-time delivery, the company serves leading aerospace customers with both metal and non-metal machining solutions while maintaining tolerances as tight as ±0.0001”.

The acquisition of A&B Aerospace marks PMGC’s fifth acquisition in the past twelve months and advances the Company’s previously announced roll-up strategy focused on assembling a U.S. precision manufacturing platform of AS9100D-certified CNC machining businesses serving the aerospace, defense, and industrial end markets.

A&B Summary Financial Information

For the trailing twelve-month period ended February 28, 2026, A&B Aerospace recorded approximately $5.0M in revenue and approximately $610K in management-adjusted EBITDA**.

** Management-adjusted EBITDA is a non-GAAP financial measure. The figures above are unaudited and have not been audited or reviewed by an independent registered public accounting firm. See “Non-GAAP Financial Measures and Unaudited Financial Information” below.

Summary of Transaction

PMGC acquired 100% of the issued and outstanding shares of A&B Aerospace from its selling shareholders, on a cash-free, debt-free basis. The base purchase price is $4,500,000 in cash, consisting of $4,275,000 paid at closing and a $225,000 indemnification holdback retained by PMGC at closing. The purchase price is subject to a customary post-closing adjustment based on a final cash balance and a net working capital adjustment relative to a net working capital target, as set forth in the acquisition agreement. In connection with the closing, Jack Badeau, the current President and long-tenured leader of A&B Aerospace, will continue serving in his role pursuant to an employment agreement. A&B Aerospace will also continue operating from its existing facility in Azusa, California under a lease entered into at closing.

Strategic Rationale: A&B Aerospace Fits PMGC’s Platform Thesis

PMGC’s acquisition strategy targets businesses positioned within durable, high-value industrial verticals. PMGC believes A&B Aerospace exemplifies the core attributes the Company seeks in its precision manufacturing platform: high technical barriers to entry, mission-critical applications, an established blue-chip customer base, and direct exposure to U.S. industrial and defense supply chain demand. As prime defense contractors and Tier 1 aerospace customers increasingly prioritize onshoring and supply chain security, demand for certified, U.S.-based precision shops continues to grow. The Company believes that once a precision machining supplier is qualified on a customer program, customer retention is materially reinforced by the rigorous requalification processes and first article inspection requirements associated with changing manufacturers, creating durable, hard-to-displace customer relationships. PMGC believes A&B Aerospace, with 76 years of continuous operating history, AS9100D and ISO 9001:2015 certifications, and entrenched relationships with Tier 1 customers including Boeing, Honeywell, and Moog, reflects exactly this profile.

Aerospace and Defense Market Tailwinds

Commercial aerospace is in the midst of a multi-year production ramp. Boeing’s 2025 Commercial Market Outlook forecasts global demand for approximately 43,600 new commercial aircraft over the 20-year period from 2025 through 2044, with the global commercial fleet projected to nearly double to approximately 49,600 aircraft.¹ Sustained backlog growth at the major airframers is translating into higher build rates and a corresponding step-up in demand across the aerospace component supply chain.

On the defense side, U.S. budget authority continues to expand. Congress enacted approximately $839 billion in discretionary FY2026 appropriations for the U.S. Department of Defense under the Department of Defense Appropriations Act, 2026.² PMGC believes federal reshoring and onshoring initiatives, supply chain security priorities, and continued procurement and sustainment funding for legacy and next-generation programs are driving a structural increase in demand for certified, U.S.-based precision manufacturers.

On the supply side, qualified domestic manufacturers holding AS9100D certification represent a narrow segment of the broader U.S. machining industry. OEMs and Tier 1 aerospace and defense customers are increasingly consolidating onto a smaller number of reliable, scalable, qualified suppliers, and the rigorous requalification and first article inspection requirements associated with changing manufacturers create durable, hard-to-displace customer relationships. PMGC believes the combination of expanding aerospace and defense demand and a structurally constrained supply of qualified domestic precision manufacturers creates a favorable long-term backdrop for the Company’s precision manufacturing platform.

About A&B Aerospace, Inc.

Founded in 1948, A&B Aerospace is a precision aerospace manufacturing company specializing in high-tolerance machining, complex assemblies, and engineered components for the aerospace and defense industries. Headquartered in Azusa, California, the company provides advanced CNC machining, grinding, honing, and precision deburring services for mission-critical applications. With decades of manufacturing expertise, A&B Aerospace supports leading aerospace customers through a commitment to quality, reliability, and on-time delivery. The company operates a modern manufacturing platform with advanced multi-axis machining capabilities and maintains AS9100 and ISO 9001 certifications to meet the rigorous standards of the global aerospace industry.

For more information, visit https://www.abaerospace.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Non-GAAP Financial Measures and Unaudited Financial Information

This press release contains certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including a reference to “management-adjusted EBITDA.” Management-adjusted EBITDA is a non-GAAP financial measure that reflects customary adjustments, including normalizations for non-recurring items, owner-related compensation and benefits, and other adjustments customary in private company transactions. The financial figures presented in this press release are preliminary, unaudited, and have not been audited or reviewed by an independent registered public accounting firm. The trailing twelve-month period presented does not necessarily correspond to A&B Aerospace’s fiscal year. Non-GAAP financial measures are not intended as a substitute for, or superior to, financial measures prepared in accordance with GAAP, may differ from similarly titled measures used by other companies, and are subject to inherent limitations. Actual results, including those that will be reflected in PMGC’s subsequent SEC filings under purchase accounting and on a GAAP basis, may differ materially from the figures presented above. Investors should not place undue reliance on the preliminary, unaudited figures contained in this press release and should refer to PMGC’s filings with the U.S. Securities and Exchange Commission for financial information prepared in accordance with GAAP.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact: IR@pmgcholdings.com

Sources

¹	Boeing, 2025 Commercial Market Outlook, June 2025. Available at https://www.boeing.com/commercial/market/commercial-market-outlook.
²	U.S. Senate Committee on Appropriations, “Congress Approves FY 2026 Defense Appropriations Bill,” February 3, 2026; Department of Defense Appropriations Act, 2026 (Division A of P.L. 119-75).
*	As referenced in the company’s financial statements and company website, www.abaerospace.com, A&B is contracted by Tier 1 customers that include Boeing, Honeywell, and Moog.

The acquisition was previously announced in the Company’s press release dated June 24, 2025, regarding the signing of a non-binding letter of intent to acquire the target company.

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